UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)     December 13, 2004
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                              NEOPROBE CORPORATION
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             (Exact name of registrant as specified in its charter)


          Delaware                    0-26520                   31-1080091
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(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)             File Number)            Identification No.)


425 Metro Place North, Suite 300, Columbus, Ohio                       43017
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    (Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code  (614) 793-7500
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 13, 2004, Neoprobe Corporation ("Neoprobe") completed a private placement of Convertible Promissory Notes in an aggregate principal amount of $8.1 million dollars with Biomedical Value Fund, L.P., Biomedical Offshore Value Fund, Ltd. and David C. Bupp (Neoprobe's President and CEO). Biomedical Value Fund, L.P. and Biomedical Offshore Value Fund, Ltd. are funds managed by Great Point Partners, LLC. The notes will bear interest at 8% per annum and are freely convertible into shares of Neoprobe's common stock at a price of $0.40 per share. The Company may force conversion of the notes prior to their stated maturity under certain circumstances. The conversion price represents the 10-day volume weighted average trading price of the company's common stock through December 10, 2004. As part of this transaction, Neoprobe issued five-year warrants to investors to purchase 10,125,000 shares of the Company's common stock at an exercise price of $0.46. The transaction documents executed with each investor were substantially identical. In connection with this financing, Neoprobe will also issue warrants to purchase 1,600,000 shares of the Company's common stock to placement agents, containing substantially identical terms to the warrants issued to the investors. Neoprobe has agreed to file a registration statement with the Securities and Exchange Commission registering shares underlying the notes and warrants no later than 30 days following the closing. Proceeds from the notes will be used primarily to fund late stage clinical development of Neoprobe's most advanced radiopharmaceutical agent, Lymphoseek(TM), for the assessment of the spread of breast cancer and melanoma to the lymphatic system and to complete the commercial launch of Neoprobe's blood flow measurement products, the Quantix/OR(TM) and the Quantix/ND(TM).

ITEM 3.02. UNREGISTERED SALE OF EQUITY SECURITIES.

The contents of Item 1.01 are incorporated by reference into this item.

ITEM 8.01. OTHER EVENTS.

On December 14, 2004, Neoprobe Corporation announced that it raised $8.1 million through the issuance of $8 million and $100,000 in four year, convertible promissory notes to funds of Great Point Partners, LLC and David C. Bupp (Neoprobe's President and CEO), respectively. A copy of the press release announcing the private placement is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit
Number                      Exhibit Description

10.1 Securities Purchase Agreement, dated as of December 13, 2004, among Neoprobe Corporation, Biomedical Value Fund, L.P., Biomedical Offshore Value Fund , Ltd. and David C. Bupp.

10.2 Form of Neoprobe Corporation 8% Series A Convertible Promissory Note. This is the Form of three substantially identical agreements. A schedule identifying the other agreements omitted, and setting forth the material details in which such agreements differ from the one that is filed herewith, is attached hereto as Exhibit 10.4.

10.3 Form of Neoprobe Corporation Common Stock Purchase Warrant. This is the Form of three substantially identical agreements. A schedule identifying the other agreements omitted, and setting forth the material details in which such agreements differ from the one that is filed herewith, is attached hereto as Exhibit 10.4.

10.4        Schedule Identifying Omitted Documents.

10.5 Security Agreement, dated as of December 13, 2004, made by Neoprobe Corporation in favor of Biomedical Value Fund, L.P., Biomedical Offshore Value Fund, Ltd. and David C. Bupp.

99.1        Neoprobe Corporation press release dated December 14, 2004.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Neoprobe Corporation


Date: December 16, 2004            By: /s/ Brent L. Larson
                                       -----------------------------------------
                                       Brent L. Larson, Vice President Finance
                                         and Chief Financial Officer


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